UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

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AAR Corp.

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Commencing on September 9, 2022, AAR Corp. (the “Company”) will use the following supplemental information in communicating with certain stockholders.

The following presentation materials supplement the Company’s definitive proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission on August 9, 2022, relating to the Company’s Annual Meeting of Stockholders to be held on September 20, 2022. These materials should be read in conjunction with the Proxy Statement. The Company’s proxy materials, including the notice and Proxy Statement, proxy card, 2022 Annual Report to Stockholders and Annual Report on Form 10-K for the fiscal year ended May 31, 2022 are available free of charge at www.proxyvote.com.

AAR CORP. All rights reserved worldwide. Confidential and proprietary document. 1 Shareholder Engagement for Say on Pay Proposal September 2022

AAR CORP. All rights reserved worldwide. Confidential and proprietary document. 2 Important Additional Information and Where to Find It We have filed a definitive proxy statement on Schedule 14A and proxy card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for our 2022 Annual Meeting of Stockholders to be held on September 20, 2022 (the “2022 Annual Meetin g”) . STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE PROXY CARD AND ANY OTHER DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the definitive proxy statement and other documents that the Company files with the SEC from the SEC’s website at www. sec .gov or from our website at investors.aarcorp.com. Certain Information Regarding Participants in Solicitation AAR Corp., its directors and its executive officers may be deemed participants in the solicitation of proxies from stockholde rs in connection with the matters to be considered at the 2022 Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considere d p articipants in the solicitation of stockholders in connection with the 2022 Annual Meeting, and their direct or indirect interests, by stock hol din gs or otherwise, which may be different from those of AAR stockholders generally, is set forth in the definitive proxy statement and the other documents th at the Company files with the SEC. Forward - Looking Statements This presentation contains certain statements relating to future results, which are forward - looking statements as that term is d efined in the Private Securities Litigation Reform Act of 1995. Forward - looking statements may also be identified because they contain words such as ‘‘anticipat e,’’ ‘‘believe,’’ ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘likely,’’ ‘‘may,’’ ‘‘might,’’ ‘‘plan,’’ ‘‘potential,’’ ‘‘predict,’’ ‘‘proj ect ,’’ ‘‘seek,’’ ‘‘should,’’ ‘‘target,’’ ‘‘will,’’ ‘‘would,’’ or similar expressions and the negatives of those terms. These forward - looking statements are based on beliefs of management, as well as as sumptions and estimates based on information available to us as of the dates such assumptions and estimates are made, and are subject to certain risk s a nd uncertainties that could cause actual results to differ materially from historical results or those anticipated. For a discussion of these and other r isk s and uncertainties, refer to “Risk Factors” in our most recent Annual Report on Form 10 - K. Should one or more of these risks or uncertainties materialize adversely , or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described. Those events and uncertain tie s are difficult or impossible to predict accurately and many are beyond our control. We assume no obligation to update any forward - looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Non - GAAP financial measures This presentation contains certain non - GAAP financial measures, which management believes to be relevant and useful for investor s. See the Appendix to this presentation for additional information, including reconciliations of the non - GAAP financial measures to the most directly comparable GAAP financial measures. Disclaimer

AAR CORP. All rights reserved worldwide. Confidential and proprietary document. 3 AAR is a global aerospace and defense aftermarket solutions company that operates in over 60 sites around the world. Headquartered in the Chicago area, AAR supports commercial and government customers in over 100 countries through two operating segments: Aviation Services and Expeditionary Services. AAR – Who We Are and What We Do $1.8B FY2022 Revenue $2.16 FY2022 Diluted EPS from continuing operations $89.8MM FY2022 cash provided from operating activities from continuing operations

AAR CORP. All rights reserved worldwide. Confidential and proprietary document. 4 CARES Act Impacts and March 2022 Equity Grants

AAR CORP. All rights reserved worldwide. Confidential and proprietary document. 5 The Company accepted CARES Act funding in July 2020 to support the stability and sustainability of our business – for our stockholders, workforce, creditors, customers, suppliers, and the communities where the Company operates. • This support provided by the federal government enabled the Company to maintain its workforce during a turbulent time. • The CARES Act funding contractually limited the amount of compensation that could be paid to certain employees, including our ch ief executive officer, through March 24, 2022. • These limits required the Company to set compensation for certain senior executives substantially below competitive market le vel s during all of Fiscal 2021 and a portion of Fiscal 2022. In general, the Compensation Committee does not award one - time equity grants or bonuses to executives. However, the Compensation Committee took the following actions in Fiscal Year 2022 to address below market compensation paid in previous years: • The Board approved a deferred cash retention award of $1,000,000 to Mr. Holmes. • The Compensation Committee approved one - time awards of share - based compensation (stock options and restricted stock) in March 20 22 to executives impacted by the CARES Act, including, Mr. Holmes. • These actions were a departure from our general practice of not making one - time awards of share - based compensation or cash bonus es. • We believe these actions were necessary to support executive retention and mitigate the misalignment of pay and performance t hat was imposed by statute under the CARES Act. • In doing so, we recognized the superior leadership and financial performance delivered by Mr. Holmes and his senior managemen t t eam during this most challenging period. CARES Act and Impact on Compensation

Impact of CARES Act Compensation Restrictions on March 2022 Grants

Across Fiscal 2021 and 2022, CARES Act compensation limits resulted in an $8.3 million reduction in the value of Mr. Holmes' equity awards as shown below (indexed to the grant date stock price on March 25, 2022):

Proposed Equity Compensation and Impact of CARES Act Limitations

	Fiscal 2021 (Share Price $18.94)		Fiscal 2022 (Share Price $37.74)		Total	
	# Units	$ Value	# Units	$ Value	# Units	$ Value
Options [a]:						
Proposed Grant	419,504	$ 2,366,003	63,250	$ 845,020	482,754	$ 3,211,023
Actual Grant	326,600	$ 1,842,024	23,950	$ 319,972	350,550	$ 2,161,996
Forgone Options	**92,904**	**$ 523,979**	**39,300**	**$ 525,048**	**132,204**	**$ 1,049,027**
Restricted Shares [b]:						
Proposed Grant	53,537	$ 1,013,991	67,170	$ 2,534,996	120,707	$ 3,548,987
Actual Grant	-	$ -	25,440	$ 960,106	25,440	$ 960,106
Forgone Shares	**53,537**	**$ 1,013,991**	**41,730**	**$ 1,574,890**	**95,267**	**$ 2,588,881**

Fair Value of Forgone Equity

	Total (Share Price $50.93)	
	# Units	$ Value
Options [a]	132,204	$ 3,490,366
Restricted Shares [b]	95,267	$ 4,851,948
Total Fair Value of Forgone Equity		**8,342,314**

The Compensation Committee granted Mr. Holmes equity valued at $8.3 million based on the March 25, 2022 grant date share price to simply match the compensation value he would have otherwise received had the CARES Act restrictions not been in effect.

	# Units	$ Value
Restricted Shares	144,165	$ 7,342,323
Stock Options	312	$ 6,680
Total Equity Granted on March 25, 2022		$ 7,349,003
Cash-Based Retention Granted on July 13, 2021		$ 1,000,000
Total Recovery for Forgone Equity		**$ 8,349,003**

[a] Per Black-Scholes option valuation for July 2020 and July 2021 grants; Per stock price at March 25, 2022 of $50.93 less exercise price for forgone equity recovery grant.

[b] Reflects stock prices at the grant dates of July 13, 2020, July 12, 2021, and March 25, 2022 of $18.94, $37.74, and $50.93, respectively.

AAR
AAR CORP. All rights reserved worldwide. Confidential and proprietary document.
7

AAR CORP. All rights reserved worldwide. Confidential and proprietary document. 7 Across Fiscal 2021 and 2022, CARES Act compensation limits resulted in an $8.3 million reduction in the value of Mr. Holmes’ equity awards as shown below (indexed to the grant date stock price on March 25, 2022): Impact of CARES Act Compensation Restrictions on March 2022 Grants Fair Value of Forgone Equity Fiscal 2021 (Share Price $18.94) Fiscal 2022 (Share Price $37.74) Total Total (Share Price $50.93) # Units $ Value # Units $ Value # Units $ Value # Units $ Value Options (a) : Options (a) 132,204 3,490,366$ Proposed Grant 419,504 2,366,003$ 63,250 845,020$ 482,754 3,211,023$ Restricted Shares (b) 95,267 4,851,948$ Actual Grant 326,600 1,842,024$ 23,950 319,972$ 350,550 2,161,996$ Total Fair Value of Forgone Equity 8,342,314 Forgone Options 92,904 523,979$ 39,300 525,048$ 132,204 1,049,027$ Restricted Shares (b) : Proposed Grant 53,537 1,013,991$ 67,170 2,534,996$ 120,707 3,548,987$ Actual Grant - -$ 25,440 960,106$ 25,440 960,106$ Forgone Shares 53,537 1,013,991$ 41,730 1,574,890$ 95,267 2,588,881$ Proposed Equity Compensation and Impact of CARES Act Limitations # Units $ Value Restricted Shares 144,165 7,342,323$ Stock Options 312 6,680$ Total Equity Granted on March 25, 2022 7,349,003$ Cash-Based Retention Granted on July 13, 2021 1,000,000$ Total Recovery for Forgone Equity 8,349,003$ (a) Per Black-Scholes option valuation for July 2020 and July 2021 grants; Per stock price at March 25, 2022 of $50.93 less exercise price for forgone equity recovery grant. (b) Reflects stock prices at the grant dates of July 13, 2020, July 12, 2021, and March 25, 2022 of $18.94, $37.74, and $50.93, respectively.

Key Performance Highlights

Continued execution of Aviation Services "connected businesses" strategy

- Parts Supply, MRO Services, and Integrated Solutions – leveraged best-in-class services within Parts Supply, MRO Services, and Integrated Solutions to continue to serve customers and grow the business.
- Parts Supply – announced new exclusive distribution agreements with Arkwin, supporting engine actuation and other commercial aviation products, and Collins Aerospace's Goodrich De-Icing & Specialty Heating Systems business.
- Parts Supply & Integrated Solutions – awarded $41M contract by the Department of Energy's National Nuclear Security Administration to provide a reconfigured B737-700 aircraft.
- Integrated Solutions – awarded 10-year $365M USAFE F-16 depot-level maintenance and modification contract.
- Integrated Solutions – extended commercial PBH components support relationships with flydubai and Volotea.
- MRO Services – invested in initiatives to provide proprietary parts and repair capabilities

Invested in ESG and digital initiatives to drive growth and improve performance

- Launched inaugural ESG Report and announced joint sustainability initiative with FTAI Aviation to help customers cut carbon emissions by utilizing Used Serviceable Material.
- Invested in Digital solutions to improve operational efficiency in MRO Services and expand capabilities in Parts Supply.
- Invested in various initiatives to support Aviation Maintenance Technician students and to provide employment and training opportunities

Sales



($M)
2200
1760
1320
880
440
0
$2,072
$1,652
$1,820
FY20
FY21
FY22

Adjusted Diluted EPS from continuing operations



2.5
2.0
1.5
1.0
0.5
0.0
$2.15
$1.31
$2.38
FY20
FY21
FY22

AAR CORP. All rights reserved worldwide. Confidential and proprietary document.
9

AAR CORP. All rights reserved worldwide. Confidential and proprietary document. 9 Continued execution of Aviation Services “connected businesses” strategy • Parts Supply, MRO Services, and Integrated Solutions – leveraged best - in - class services within Parts Supply, MRO Services, and Integrated Solutions to continue to serve customers and grow the business. • Parts Supply – announced new exclusive distribution agreements with Arkwin , supporting engine actuation and other commercial aviation products, and Collins Aerospace’s Goodrich De - Icing & Specialty Heating Systems business. • Parts Supply & Integrated Solutions – awarded $41M contract by the Department of Energy’s National Nuclear Security Administration to provide a reconfigured B737 - 700 aircraft. • Integrated Solutions – awarded 10 - year $365M USAFE F - 16 depot - level maintenance and modification contract. • Integrated Solutions – extended commercial PBH components support relationships with flydubai and Volotea . • MRO Services – invested in initiatives to provide proprietary parts and repair capabilities Invested in ESG and digital initiatives to drive growth and improve performance • Launched inaugural ESG Report and announced joint sustainability initiative with FTAI Aviation to help customers cut carbon emissions by utilizing Used Serviceable Material. • Invested in Digital solutions to improve operational efficiency in MRO Services and expand capabilities in Parts Supply. • Invested in various initiatives to support Aviation Maintenance Technician students and to provide employment and training opportunities Key Performance Highlights

AAR CORP. All rights reserved worldwide. Confidential and proprietary document. 10 In response to the onset of the COVID - 19 pandemic, AAR management initiated a wide range of cost - cutting actions, including the following: • Reductions in chief executive officer base salary and Board of Directors cash retainer fees by 15% beginning on April 1, 2020 , a nd by an additional 5% beginning on May 2, 2020, continuing through December 1, 2020. • Reduction in other named executive officer base salary by 10% beginning April 1, 2020, and by an additional 5% beginning on M ay 2, 2020. • Suspension of Company contributions to AAR’s 401(k) and Supplemental Key Employee Retirement Plan, or SKERP, for six months b egi nning June 1, 2020. • Suspension of the Company’s discretionary SKERP match for all executive officers during fiscal years 2021 and 2022. • Reduction in total selling, general and administrative expenses by $38 million, or 17%, to $182.4 million in Fiscal 2021, fro m $ 220.6 million in Fiscal 2020. • Restructuring of or exiting from multiple underperforming contracts. These actions enabled the Company to deliver successful financial performance for Fiscal 2021 and 2022: • Adjusted earnings per share were $1.31 in Fiscal 2021 and increased to $2.38 in Fiscal 2022. • Net sales and operating income were $1.65 billion and $85.2 million, respectively, in Fiscal 2021, and increased to $1.82 bil lio n and $106.9 million, respectively, in Fiscal 2022. • Debt was reduced below pre - pandemic levels through efficient balance sheet management and adjusted operating margins increased a bove pre - pandemic levels through thoughtful expense control. Mr. Holmes, our CEO, also oversaw the expansion of numerous profitable contracts and retained an exceptional leadership team, who are focused on achieving operating and financial objectives and making continued progress on environmental, social and governance goals. Response to the Pandemic – Operating Results in Fiscal 2021/2022

AAR CORP. All rights reserved worldwide. Confidential and proprietary document. 11 Our goal is to ensure that our corporate governance practices reflect best practices tailored, as necessary, to the Company’s culture, strategy and performance. Corporate Governance Highlights

AAR CORP. All rights reserved worldwide. Confidential and proprietary document. 12 Our Board is well - balanced and able to address our Company’s needs. Our directors have significant experience in chief executive or other senior level operating, financial and international management roles. More than half of our existing directors currently serve as a director of other public companies, providing them with diverse experiences that enhance their contribution to our Board. Highly Qualified and Engaged Board

AAR CORP. All rights reserved worldwide. Confidential and proprietary document. 13 Our focus on environmental, social and governance (ESG) matters is embedded in our strategy, which is overseen by the Board. The Board’s standing committees oversee our ESG focus areas based on the delegated subject matter: • The Aviation Safety and Training Committee oversees all aspects of aviation safety, including our culture of safety complianc e • The Nominating and Governance Committee oversees our governance policies and practices, and reviewed our ESG report on behalf of the Board • The Audit Committee receives reports related to our ethics hotline and oversees AAR’s cybersecurity planning and protection e ffo rts At the management level, we have assembled a multidisciplinary team of senior leaders representing legal, communications, human resources, and environmental, health and safety. This group, with input and guidance from senior business leaders, assesses risks and opportunities related to our ESG focus areas, monitors and implements our ESG strategies, tracks our progress and guides our reporting to stakeholders. Environmental, Social, and Governance Focus Just as unique parts are essential to an aircraft’s ability to fly, unique talent is essential to AAR’s ability to succeed. Our strength is rooted in our commitment to diversity, equity and inclusion. We create opportunity through new thoughts and ideas to embrace an ever - changing world. These values empower our people to be a team of producers, innovators and world class leaders, who are “Doing It Right” to better connect the world. Public Diversity Statement: Our ESG Focus Areas:

AAR CORP. All rights reserved worldwide. Confidential and proprietary document. 14 Board Engagement with Shareholders

AAR CORP. All rights reserved worldwide. Confidential and proprietary document. 16 Pay for Performance Alignment Cash bonuses under the Fiscal 2022 short-term incentive plan: Performance shares under the Fiscal 2022 long-term incentive plan: Fiscal 2022 CEO Compensation Mix*: * *Excludes the special, one-time grants of equity and deferred cash awards further described in this presentation and reflects reductions made at the annual grant cycle due to CARES Act limitations. * Companies include those in the SP 600 Capital Goods Index.

AAR CORP. All rights reserved worldwide. Confidential and proprietary document. 16 Pay for Performance Alignment Cash bonuses under the Fiscal 2022 short - term incentive plan: Performance shares under the Fiscal 2022 long - term incentive plan: Fiscal 2022 CEO Compensation Mix * :

AAR CORP. All rights reserved worldwide. Confidential and proprietary document. 17 Recent Evolution of Pay Program Element FY20 Design FY21 Design (Changes in Blue) FY22 Design (Changes in Blue) Short - Term Incentive Metrics ▪ EPS (80%) ▪ Working Capital Turns (20%) ▪ EPS (40%) ▪ Working Capital Turns (20%) ▪ Strategic Objectives (40%) ▪ EPS (60%) ▪ Working Capital Turns (20%) ▪ Strategic Objectives (20%) — Capital Structure — Portfolio Optimization — Growth Opportunities — ESG — Growth Opportunities — ESG Program Leverage ▪ Max payout of 250% of target ▪ Threshold payout of 50% of target ▪ Max payout of 200% of target ▪ Threshold payout of 50% of target ▪ Max payout of 200% of target ▪ Threshold payout of 50% of target Long - Term Incentive CARES Reduction to Grant Value n/a ▪ Holmes, $1.5MM ▪ Holmes, $2.1MM ▪ Jessup, $0.4MM ▪ Pachapa, $0.1MM Vehicle Mix ▪ Options (50%) ▪ PSUs (50%) CEO : ▪ Options (100%) Other NEOs: ▪ Options (70%) ▪ RSUs (30%) ▪ PSUs (50%) ▪ Options (25%) ▪ RSUs (25%) PSU Metrics ▪ Income from Cont. Ops. (70%) ▪ ROIC (20%) ▪ Relative TSR (10%) n/a ▪ Income from Cont. Ops. (70%) ▪ ROIC (20%) ▪ Relative TSR (10%) PSU Perf. Period ▪ 3 - years n/a ▪ 3 - years Program Leverage ▪ Max payout of 250% of target ▪ Threshold payout of 50% of target n/a ▪ Max payout of 250% of target ▪ Threshold payout of 50% of target

AAR CORP. All rights reserved worldwide. Confidential and proprietary document. 18 Appendix

AAR CORP. All rights reserved worldwide. Confidential and proprietary document. 19 Adjusted diluted earnings per share from continuing operations is a “non - GAAP financial measure” as defined in Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We believe this non - GAAP financial measure is relevant and useful for investors as it illustrates our actual operating performance unaffected by the impact of certain items. When reviewed in conjunction with our GAAP results and the accompanying reconciliations, we believe this non - GAAP financial measure provides additional information that is useful to gain an understanding of the factors and trends affecting our business and provide a means by which to compare our operating performance against that of other companies in the industries we compete. This non - GAAP measure should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measure calculated in accordance with GAAP. Pursuant to the requirements of Regulation G of the Exchange Act, we are providing the following table that reconciles the above - mentioned non - GAAP financial measure to the most directly comparable GAAP financial measure. Non - GAAP financial measure

AAR CORP. All rights reserved worldwide. Confidential and proprietary document. 20 Non - GAAP financial measures Adjusted diluted earnings per share from continuing operations